Exhibit 99.1

Vallon Pharmaceuticals Adjourns Special Meeting of Stockholders Until
April 20, 2023

Board of Directors unanimously recommend Vallon stockholders to vote “FOR” all proposals outlined in the Company’s definitive Proxy Statement (the “Proxy”) in order to close the proposed merger with GRI Bio, Inc.

PHILADELPHIA, PA, April 12, 2023 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON), (“Vallon” or the “Company”), today announced that its Special Meeting of Stockholders, scheduled for and convened on April 12, 2023, has been adjourned to provide the Company’s stockholders additional time to consider and vote FOR the proposals in the Proxy. Vallon intends to reconvene the Special Meeting on April 20, 2023 at 9:00 am ET.
The Vallon board of directors unanimously recommends that stockholders vote FOR the proposals in the Proxy. Stockholders of record as of March 6, 2023 are entitled to and are being requested to vote. If a stockholder has already submitted their proxy card and does not wish to change their vote, no further action is required at this time.
Vallon encourages stockholders that have not yet voted their shares to vote by 11:59 pm ET on April 19, 2023. Each vote is extremely important, no matter how many or how few shares are owned. The affirmative vote of the holders of a majority of the shares of Vallon common stock properly cast at the Vallon Special Meeting, presuming a quorum is present, is required to approve the proposed merger with GRI Bio. Please take a moment to vote FOR the proposals in the Proxy, including the proposed merger, today – (1) via phone by following the instructions on the proxy card or voting instruction form (2) via the Internet by following the instructions on the proxy card or voting instruction form, or (3) as otherwise described in the Proxy.
Vallon stockholders who need assistance in voting their shares may contact Vallon’s proxy solicitor Morrow Sodali LLC by calling (800) 607-0088, or banks and brokers can call collect at (203) 658-9400, or by emailing VLON.info@investor.morrowsodali.com.
YOUR VOTE IS IMPORTANT. VOTE TODAY!
About Vallon Pharmaceuticals, Inc.
Vallon is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company has been focused on the development of new medications to help patients with CNS disorders.
For more information about the Company, please visit www.vallon-pharma.com or connect with us on LinkedIn or Twitter.

References to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on Vallon’s and GRI Bio’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the timing of the completion of the Merger. Actual results may differ from the expectations, estimates and projections expressed by Vallon and GRI Bio herein and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the ability of Vallon and GRI Bio to meet the closing conditions in the Merger Agreement, including due to failure to obtain approval of the stockholders of Vallon and GRI Bio or certain regulatory approvals, or failure to satisfy other conditions to closing in the Merger Agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against Vallon or GRI Bio following the announcement of the Merger Agreement and the transactions contemplated therein, that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; and (3) other risks and uncertainties indicated from time to time in the Proxy, including those under the heading “Risk Factors” in the Proxy and in Vallon’s other filings with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.
Important Additional Information
In connection with the proposed Merger between Vallon and GRI Bio, on March 8, 2023, Vallon filed the Proxy with the U.S. Securities and Exchange Commission (the “SEC”), which Proxy had been previously filed, along with certain other related documents, in preliminary form in a Registration Statement on Form S-4, which Proxy constituted both the proxy statement to be distributed to Vallon’s stockholders in connection with Vallon’s solicitation of proxies for the vote by Vallon’s stockholders with respect to the Merger and other matters as may be described in the Proxy, as well as the prospectus relating to the offer and sale of the securities of Vallon to be issued in the Merger. This press release is not a substitute for the Proxy or any other documents that Vallon has filed or may file with the SEC or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, VALLON URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VALLON, THE PROPOSED TRANSACTIONS, AND RELATED MATTERS.
You may obtain free copies of the Proxy and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC at www.sec.gov. Investors and stockholders are urged to read the Proxy and the other relevant materials before making any voting or investment decision with respect to the proposed transactions.

Participants in the Solicitation
Vallon and GRI Bio, and each of their respective directors and executive officers and certain of their other members of management, employees, and agents, may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information about Vallon’s directors and executive officers is included in Vallon’s filings with the SEC, including Vallon’s Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on February 24, 2023) and the Proxy. These documents can be obtained free of charge from the source indicated above.
No Offer or Solicitation
This press release will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed Merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com